INVESTOR RELATIONS SERVICES AGREEMENT

This Agreement (hereinafter the "Agreement"), is entered into as of the 9th day of June, 2008, by and between Primus Public Relations., (hereinafter referred to as "PPR"), located at 1100-1200 West 73rd Ave., Vancouver BC, V6P 6G5 and Mantra Venture Group Ltd., (hereinafter referred to as the "MVTG"), located at Suite 1205, 207 West Hastings Street , Vancouver, BC, V6B 1H7.

1. **Whereas:**

   1.1. PPR is an investor relations firm that provides, develops and executes various investor communication strategies for public companies.

   1.2. Terry Johnston is the principal, sole owner and operator of PPR.

   1.3. Larry Kristof is the CEO of MVTG.

   1.4. The parties agree that PPR is not in the business of stock brokerage, or investment advice activities which require registration under either the Securities Act or the Securities and Exchange Act, underwriting, banking, is not an insurance Company, nor does it offer services to MVTG which may require regulation under federal or provincial securities laws.

   1.5. MVTG wishes to engage PPR to provide services to MVTG. PPR agrees to provide a range of services involving the development and management of investor relations services.

   1.6. The purpose of this agreement is to set forth the terms and conditions under which PPR agrees to serve MVTG, shareholders and affiliates as consultant and investor relations manager on contract to MVTG.

2. **AGREEMENT AND CONTRACT:**

   2.1. In furtherance of the interests recited above and in consideration of the mutual promises herein made, the legal sufficiency of which is hereby acknowledged, PPR and MVTG hereby agree as follows:

3. **SERVICES TO BE PROVIDED BY PPR:**

   3.1. Make investor relations calls and maintain consistent communications with investors regarding MVTG.

   3.2. Create investor targeted advertising campaigns (using materials approved in writing by MVTG) and, upon MVTG's approval, engage independent advertising firms to launch these campaigns. These campaigns are intended to generate interest in MVTG among investors. On behalf of and as a representative of MVTG, PPR will follow-up with all inquiries generated by these campaigns by telephone and/or email in order to dispense MVTG related information to individuals.

   3.3. Assist in editing and creating written promotional materials.

   3.4. Other general assistance that may be mutually agreed upon from time to time.

   3.5. PPR will comply with all state and federal laws and regulations in providing services to MVTG.

4. **COMPENSATION AND REIMBERSEMENT OF EXPENSES**

Initial: Initial:

4.1. As consideration for the services that PPR will provide to MVTG, MVTG will pay PPR a monthly fee of US $3,000 per month, payable in two installments of US $1,500 on the 1st and 15th of each month, , during the term of this agreement.

~~4.2 As further compensation for the services that PPR will provide to MVTG, MVTG will issue PPR~~ 100,000 options to purchase common stock of MVTG, at an exercise price of US $0.20, exercisable for a period of one year from the date of issuance or upon termination of this agreement, whichever is earlier.

5. TERM AND TERMINATION

5.1. MVTG retains PPR for a period of three (3) months, starting June 9, 2008 and ending September 8, 2008.

5.2. Either party may terminate this agreement by giving the other party thirty days (30) written notice.

5.3. If MVTG becomes de-listed from a public stock exchange or the OTCBB, this agreement shall terminate immediately with no further payments due to PPR.

5.4. If this agreement is terminated, PPR shall give to MVTG all records pertaining to MVTG shareholders, contacts, and potential shareholders, call records and computer database records upon receipt of final payment of any monthly retainer due and owing.

6. MVTG RESPONSIBILITIES

6.1. MVTG agrees that it is committed to support PPR with its efforts to successfully complete on the project scope as defined in this agreement. PPR will need reasonable access to the MVTG's CEO, CFO and website technology personnel as required.

6.2. During the Agreement period, MVTG will absorb 100% of the cost of pre-approved advertising campaigns, long-distance telephone bills and related telephone answering charges.

7. Indemnification

7.1. MVTG agrees to indemnify and hold harmless PPR and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any MVTG registration statement used by PPR, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse PPR, or any such other person, for any legal or other expenses reasonably incurred by PPR, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

7.2. PPR agrees to indemnify and hold harmless MVTG and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon misstatements, misrepresentations, omissions, or release of insider information by PPR; and will reimburse MVTG, or any such other person, for any legal or other expenses reasonably incurred by MVTG, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

Initial: ______ Initial: ______

8. Best efforts

8.1. MVTG acknowledges that the work performed by PPR will be performed on a best efforts basis and that while PPR will endeavor to obtain the results MVTG has set forward; PPR in no way guarantees that it will be successful in obtaining such results.

9. Reporting

9.1. PPR will provide periodic reporting and collaborate with MVTG to report investor communications activities including but not limited to: advertising campaigns launched, total number of leads acquired and summary of interactions with prospective investor leads as well as other activities related to the contract work. PPR will communicate and collaborate with MVTG on a regular basis and attend meetings and/or conference calls from time to time.

10. Non-disclosure and non-competition

10.1 PPR agrees to hold confidential and not to disclose without the consent of MVTG any and all information obtained from MVTG.

The UNDERSIGNED do hereby execute this Agreement, as of the day first above written.

Mantra Venture Group.

Per: [signature]

Larry Kristof, CEO

Date: June 9, 2008

Primus Public Relations

Per: [signature]

Terry Johnston, President

Date: June 9, 2008

Initial: [initials] Initial: [initials]